Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Advanced Series Trust of our report dated February 15, 2023, relating to the financial statements and financial highlights, which appears in AST ClearBridge Dividend Growth Portfolio, AST Cohen & Steers Realty Portfolio, AST Emerging Markets Equity Portfolio, AST International Equity Portfolio (formerly known as AST International Growth Portfolio), AST Large-Cap Core Portfolio, AST Large-Cap Growth Portfolio (formerly known as AST T. Rowe Price Large-Cap Growth Portfolio), AST Large-Cap Value Portfolio, AST MFS Global Equity Portfolio, AST Mid-Cap Growth Portfolio, AST Mid-Cap Value Portfolio, AST Small-Cap Growth Portfolio, AST Small-Cap Value Portfolio and AST T. Rowe Price Natural Resources Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2022.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Advanced Series Trust of our report dated February 22, 2023, relating to the financial statements and financial highlights, which appears in AST Advanced Strategies Portfolio, AST Balanced Asset Allocation Portfolio, AST Bond Portfolio 2023, AST Bond Portfolio 2024, AST Bond Portfolio 2025, AST Bond Portfolio 2026, AST Bond Portfolio 2027, AST Bond Portfolio 2028, AST Bond Portfolio 2029, AST Bond Portfolio 2030, AST Bond Portfolio 2031, AST Bond Portfolio 2032, AST Bond Portfolio 2033,  AST Core Fixed Income Portfolio, AST Global Bond Portfolio, AST Government Money Market Portfolio, AST High Yield Portfolio, AST Investment Grade Bond Portfolio, AST Multi-Sector Fixed Income Portfolio, AST Preservation Asset Allocation Portfolio, AST Prudential Growth Allocation Portfolio and AST Quantitative Modeling Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2022.

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Advanced Series Trust of our report dated February 24, 2023, relating to the financial statements and financial highlights, which appears in AST Academic Strategies Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio, AST J.P. Morgan Global Thematic Portfolio, AST J.P. Morgan Tactical Preservation Portfolio, AST T. Rowe Price Asset Allocation Portfolio and AST T. Rowe Price Growth Opportunities Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2022.

We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 17, 2023